UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

___________________

FORM 8-K
___________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): July 31, 2015

AMERICAN BIOGENETIC SCIENCES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	11-2655906
(State of Incorporation)	(I.R.S. Employer Identification No.)

79 East Putnam Ave, Greenwich, CT	06830
(Address of Principal Executive Offices)	(ZIP Code)

Registrant's telephone number, including area code: (203) 297-6100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 31, 2015, USA Equities Corp., a Delaware corporation f/k/a American Biogenetic Sciences, Inc. (the "Registrant"), through its newly organized Delaware subsidiary, USA Equities Trust, Inc., completed an Asset Purchase Agreement with an unaffiliated third party, Green US Builders, Inc., a Delaware corporation (the "Seller") for the purchase of a commercial building located at 1191-1209 East Main Street, Bridgeport, CT (the "Property"). The acquisition of the Property is in furtherance of the Registrant's business plan of acquiring income producing real estate and becoming an operating company. A copy of the Asset Purchase Agreement is attached as Exhibit 10.1 hereto.

Item 3.02 Unregistered Sales of Equity Securities.

On July 31, 2015, the Registrant's CFO, director and principal stockholder, Troy Grogan, exercised a portion of his convertible note in the aggregate principal amount of $76,000 (the "Convertible Note") in consideration for the issuance of 2,500,000 restricted shares of the Registrant's common stock, par value $0.0001 per share (the "Common Stock") in the name of Trojan Holdings Company, LLC, a Florida limited liability company, at the conversion price set forth in the Convertible Note of $0.001. On August 3, 2015, the Registrant authorized the issuance of 2,400,000 restricted shares of Common Stock in the name of Funding Equities, Inc., a Florida corporation, as designee of the Seller.

The issuances of the above-referenced restricted shares of Common Stock, without registration under the Securities Act of 1933, as amended (the "Act"), were made in reliance upon Section 4(2) of the Act and Regulation D promulgated by the Securities and Exchange Commission under the Act.

Item 9.01 Financial Statements and Exhibits

(b) The following documents are filed as exhibits to this current report on Form 8-K or incorporated by reference herein. Any document incorporated by reference is identified by a parenthetical reference to the SEC filing that included such document.

Exhibit No.	Description
10.1	Asset Purchase Agreement between the Registrant's wholly-owned subsidiary USA Equities Trust, Inc. and Green US Builders Inc., dated July 31, 2015, filed herewith.

Signatures

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this current report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: August 3, 2015

USA Equities Corp/ f/k/a American Biogenetic Sciences, Inc.
By: Richard Rubin, CEO
/s/ Richard Rubin